UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 19, 2006
Champion Enterprises, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-9751	38-2743168

(Commission File Number)	(IRS Employer Identification No.)

2701 Cambridge Court, Suite 300, Auburn Hills, Michigan	48326

(Address of Principal Executive Offices)	(Zip Code)
(248) 340-9090

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 19, 2006, Champion Enterprises, Inc., a Michigan corporation (the “Company”), amended its Articles of Incorporation to eliminate its Series A Preferred Stock and its Series B-1, B-2 and C Cumulative Convertible Preferred Stock. No shares of Series A Preferred were issued and no rights to issue shares of Series A Preferred Stock are outstanding. No shares of the Series B-1, B-2 or C Cumulative Convertible Preferred Stock are outstanding and no rights to issue shares of such Preferred Stock are outstanding. In accordance with the Michigan Business Corporation Act, the Board of Directors of a Michigan corporation is authorized to adopt and file an amendment to its Articles of Incorporation eliminating a series of stock if there are no outstanding shares of such series and no outstanding rights that require issuing shares of such series. A copy of the Articles of Incorporation of the Company, as amended, is attached hereto as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
(d)           Exhibits.

Exhibit 3.1	Restated Articles of Incorporation of Champion Enterprises, Inc., as amended

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPION ENTERPRISES, INC.
By:	/s/ John J. Collins, Jr.
John J. Collins, Jr., Senior Vice President,
General Counsel and Secretary

Date:April 19, 2006

EXHIBIT INDEX

Number	Description

3.1	Restated Articles of Incorporation of Champion Enterprises, Inc., as amended